Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-104442 of Sigma Designs, Inc. (“Sigma”) on Form S-3 of our report dated February 28, 2003 (March 10, 2003 as to Note 15), appearing in the Annual Report on Form 10-K of Sigma for the year ended February 1, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

May 6, 2003